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                        SCHEDULE 14A
                       (Rule 14a-101)
           INFORMATION REQUIRED IN PROXY STATEMENT
                  SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

Filed by the Registrant  x
                       -----
Filed by a Party other than the Registrant
                                           -----
Check the appropriate box:

        Preliminary Proxy Statement
   ----
        Definitive Proxy Statement
   ----
     x  Definitive Additional Materials
   ----
        Soliciting Material Pursuant to Rule-14a 11(c) or
   ----   Rule 14a-12

                The St. Paul Companies, Inc.
       -----------------------------------------------
       (Name of Registrant as Specified in Its Charter)
       -----------------------------------------------
  (Names of Person(s) Filing Proxy Statement, if other than
                       the Registrant)
   --------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

     x      No fee required.
  -------
            Fee computed on table below per Exchange Act Rules
  -------     14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
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(2)  Aggregate number of securities to which transaction applies:
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (Set forth
     the amount on which the filing fee is calculated and
     state how it was determined):
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(4)  Proposed maximum aggregate value of transaction:
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(5)  Total fee paid:
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     Fee paid previously with preliminary materials:
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     Check box if any part of the fee is offset as provided
     by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(1)  Amount Previously Paid:
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(2)  Form, Schedule or Registration Statement No.:
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(3)  Filing Party:
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(4)  Date Filed:
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Attached is a message with respect to the special shareholders'
meeting to be held on April 7, 1998 which will be placed on The St. Companies, Inc. intracompany "web page" beginning on March 9, 1998:


Shareholders to vote on merger; Proxy statement, proxy cards sent
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On Jan. 19, The St. Paul and USF&G announced a proposed
merger that is subject to, among other things, approvals from shareholders of The St. Paul and USF&G. Within the next few days, shareholders of The St. Paul should receive at their home a joint proxy statement/prospectus with detailed information about the proposed merger and a proxy card with which to cast their votes with respect to the proposal to be voted on at the special meeting of shareholders of The St. Paul scheduled for 10 a.m. CST on Wednesday, April 7 at corporate headquarters in St. Paul. USF&G shareholders will also receive a proxy statement and proxy card. They will meet at 9 a.m. EST
Wednesday, April 7 at USF&G headquarters in Baltimore.

The merger cannot be completed unless USF&G shareholders approve the merger and St. Paul shareholders approve the issuance of shares of St. Paul common stock pursuant to the merger agreement. The proxy statement includes management's recommendations on these issues, although how shareholders vote is solely their own decision.

The proxy card is a shareholder's ballot and shows the number of shares he/she holds. The term "proxy" is used because, by completing the proxy card, the shareholder assigns authority to someone else to actually cast their ballot. Votes will be kept strictly confidential. No one at The St. Paul will see the ballots.

Employees who own stock through The St. Paul's retirement plans may have several share balances. Shares held in The St. Paul Common Stock Fund in Savings Plus are current as of Feb. 25, 1998. Shares in the Employee Stock Ownership Plan
(ESOP) and Preferred Stock Fund include the Dec. 31, 1997, allocation. Employees who participated in the final ESOP allocation will notice that their ESOP shares are reported on two lines: ESOP and Broker Stock Ownership Plan (BSOP). While the primary reason the final ESOP allocation was so large was the strong price appreciation of The St. Paul's stock, a portion of the shares came from the BSOP.

See the merger sub-web for more information on The St.
Paul/USF&G merger.